Deloitte &
 Touche LLP

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                  50 Fremont Street                    Telephone: (415) 247-4000
                  San Francisco, California 94105-2230 Facsimile: (415) 247-4329




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-12755 and No. 33-80504 of Sharper Image Corporation on Forms S-8 of our report dated March 28, 1997, appearing in this Annual Report on Form 10-K of Sharper Image Corporation for the year ended January 31, 1997.

/s/ Deloitte & Touche LLP

April 29, 1997

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Deloitte Touche
Tohmatsu
International
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